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                                                                Exhibit 10.17


                                     ATTACHMENT 2

                               STOCK PURCHASE AGREEMENT



    THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 16th day of December, 1996 by and between APOLLO INTERNATIONAL of DELAWARE, INC., a Delaware corporation ("Corporation"), and MATHIAS E. LUKENS, Jr. d/b/a WHR PARTNERS ("Subscriber").

                                  R E C I T A L S :

    WHEREAS, Subscriber and the Corporation have entered into an Amended and Restated License Agreement dated as of and effective December 16, 1997 (the "License Agreement") pursuant to which Subscriber is to receive cash and common stock of the Corporation for the granting of a certain license and other rights to the Corporation thereunder.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Corporation and Subscriber agree as follows:

    1. PAYMENT OF SHARES. As partial consideration for the rights granted the Corporation under the License Agreement, Subscriber shall receive 41,666.6666 shares of the Corporation is Common Stock (the "Shares") issuable under the terms of the License Agreement as follows:

         (i) 20,833.3333 Shares on the date that the software licensed under the License Agreement is successfully run on any of the Corporation's product; and

         (ii) 20,833.3333 shares when the first successful beta trial is concluded prior to the first full commercial shipment.

    2. REPRESENTATIONS AND WARRANTIES. Subscriber hereby represents, warrants and covenants to the Corporation that in connection herewith:

         a.   REVIEW AND EVALUATION OF INFORMATION REGARDING THE CORPORATION:
Subscriber has had an opportunity to examine the governing instruments and the material documents and records of the Corporation, to ask questions and receive answers from the representatives of the Corporation concerning the Corporation's financial condition and business, and to obtain such other information that he has deemed necessary to make a fully informed decision.

         b. PURCHASER'S FINANCIAL EXPERIENCE. Subscriber is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of the investment in the Shares. Subscriber is familiar with the nature and risks attending investments


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in privately offered securities, and he has determined that a purchase of Shares is consistent with his forecasted income and investment objectives.

         c. SUITABILITY OF INVESTMENT. Subscriber understands that the Shares are speculative investments and involve a high degree of risk. Subscriber has evaluated the merits and risks of Subscriber's proposed investment in the Shares, including those risks particular to Subscriber's personal situation, and he has determined that this investment is suitable for Subscriber. Subscriber had adequate financial resources for an investment of this character, and at this time Subscriber could bear a complete loss of his investment. Further Subscriber will continue to have, after making his investment in the Shares adequate means of providing for his current needs, the needs of those dependent on him, and possible personal contingencies.

         d. INVESTMENT INTENT. Subscriber is purchasing the Shares for investment purposes only and for his own account, and has no present commitment, agreement or intention to sell, distribute or otherwise dispose of any of them or enter into any such commitment or agreement.

         e. UNREGISTERED SECURITIES; LIMITATIONS ON DISPOSITION. Subscriber understands that the Shares are being sold without registration under federal or any state securities laws ("Securities Laws") by reason of specific exemptions from registration and that the Corporation is relying on the information given herein in its determination of whether such specific exemptions are available. Subscriber understands that because the Shares have not been and will not be registered under the Securities Laws, they cannot be sold unless and until they are subsequently registered or an exemption from registration is available. Subscriber may have to bear the economic risk of holding the Shares for an indefinite period of time since there is no public market for the Shares and none is likely to develop. Subscriber represents that he can afford to hold the Shares for an indefinite period of time.

         f. NON-RELIANCE. Subscriber is not relying on the Corporation or any representation contained herein with respect to the tax effect of his investment in the Corporation.

         g. ACCREDITED INVESTOR. Subscriber is a director of the Corporation and as such is an accredited investor as that term is defined in Section 501(a) of Regulation D as promulgated under the Securities Act of 1933, as amended.

         h. RESIDENCY. Subscriber is a bona fide resident of the State of Rhode Island, or if an entity, its principal place of business is located in Rhode Island.

    3. INDEMNIFICATION. Subscriber shall indemnify and hold harmless the Corporation and its agents and counsel against any and all loss, damage, liability or expense (including attorney's fees and costs) which may be suffered by reason of any breach of his representations, warranties or covenants contained in Section 2 hereof.

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    4.   REGISTRATION RIGHTS.

         a.   "PIGGYBACK" REGISTRATION.

             (i) If the Corporation at any time after June 1, 1998 and subsequent to an initial public offering ("Secondary Offering") proposes to register any of its securities under the Securities Act (other than in connection with a merger or pursuant to Form S-8 or other comparable form not available for registering the Shares (sometimes hereinafter referred to as "Registrable Shares") for sale to the public), the Corporation shall, at least sixty (60) days prior to such filing, give written notice of such proposed filing to the Subscriber at the address set forth herein and shall offer to include in such registration statement any of the Registrable Shares which Subscriber may own on the proposed date of filing of such registration statement. Upon receipt by the Company, not less than fifteen (15) days prior to the proposed filing date, of a request for inclusion of any such shares, the Company shall include such Shares in such registration statement, subject to any lock-up or other limitations that may be imposed by an underwriter if such offering is an underwritten public offering.


                   (i) The Corporation shall not be required to include any of the Subscriber's Registrable Shares in the registration statement relating to an underwritten offering of the Corporation's securities unless the Subscriber accepts the terms of the underwriting as agreed upon between the Corporation and the underwriters selected by it (provided such terms are usual and customary for selling stockholders) and the Subscriber agrees to execute and/or deliver such documents in connection with such registration as the Corporation or the managing underwriter may reasonably request.

                   (ii) If the managing underwriter shall restrict the amount of the Subscriber's Registrable Shares which can be included in a Secondary Offering, then the balance of such Registrable Shares shall continue to be fully subject to the terms and rights of this Agreement, which specifically includes piggyback rights in any subsequent Secondary Offering, until all such Registrable Shares have been registered.

                   (iii) The Corporation may, in its sole discretion and without the consent of the Subscriber, withdraw such registration statement and abandon the proposed Secondary Offering in which the Subscriber had requested to participate, but such abandonment shall not preclude subsequent request for registration pursuant to this Section 4.


    b. EXPIRATION OF REGISTRATION RIGHTS. The obligations of the Corporation to register shares of the Registrable Shares under Sections 4 of this Agreement, shall terminate five (5) years after the date hereof, unless such obligations terminate earlier in accordance with the terms of this Agreement.

    c. COOPERATION WITH CORPORATION. The Subscriber will cooperate with the Corporation in all respects in connection with this Agreement, including, without limitation, timely supplying all information reasonably requested by the Corporation and executing and

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returning all documents reasonably requested in connection with the registration and sale of the Registrable Shares

    d.   EXPENSES.

         (i) All expenses incurred by the Corporation in complying with the provisions of this Section 4, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of Corporation counsel and independent public accountants for the Corporation, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and costs of insurance, but excluding any Selling Expenses and expenses of counsel for the Subscriber, are called "Registration Expenses". All underwriting discounts, selling commissions and underwriter expense reimbursement allowances applicable to the sale of Registrable Shares, as well as all fees and expenses of counsel for the Subscriber, are called "Selling Expenses".

        (ii) The Corporation will pay all Registration Expenses in connection with each registration of Registrable Shares pursuant to the provisions of this Agreement. All Selling Expenses in connection with each such registration statement shall be borne by the Subscriber.

    5.   GENERAL.

         a. SUCCESSORS AND ASSIGNS. The rights of the Subscriber granted under this Agreement, including the rights to cause the Corporation to register the Registrable Shares, may not be assigned without the prior written consent of the Corporation. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors and permitted assigns of the Corporation and the Subscriber.

         b. ENTIRE AGREEMENT. This Agreement expresses the entire understanding of the Corporation and the Subscriber with respect to the subject matter of this Agreement. Nothing in this Agreement shall alter, amend, modify, delete, rescind or otherwise waive any terms or conditions to which the Subscriber, or the securities held by such Subscriber, may be subject.

         c. NOTICES. Any notice or payment required or permitted to be made or given by either party hereto pursuant to this Agreement will be sufficiently made or given on the date of issuance if sent by such party to the other party by mail, telecopy, commercial courier, personal delivery, or a similar reliable delivery method, addressed as set forth below or to such other address as a party shall designate by written notice given to the other party.

         In the case of Corporation:   Apollo International of Delaware, Inc.
                                       Attention: David Clarke
                                       6542 North U.S. Highway 41
                                       Suite 215
                                       Apollo Beach, Florida 33572


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         In the case of Subscriber:    WHR Partners
                                       Attention: Matt Lukens
                                       P.O. Box 262
                                       East Greenwich R.I. 02818


         d. AMENDMENT AND WAIVER. No amendment or modification of this Agreement shall be effective unless set forth in a writing executed by authorized representatives of both parties. No waiver of any provision of this Agreement shall be effective unless it is set forth in a writing which refers to the provisions so waived and the instrument in which such provision is contained and is executed by an authorized representative of the party waiving its rights. No failure or delay by either party in exercising any right, power, or remedy will operate as a waiver of any such right, power, or remedy.

         e. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal, substantive laws of the State of Florida, without giving effect to the conflicts of law principles thereof.

         f. INVALIDITY OF PROVISIONS. If any provisions of this Agreement shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

         g. HEADINGS. The headings in this Agreement are for purposes of reference only and shall not be deemed to alter or affect the meaning or interpretation of any of the provisions of this Agreement.

         h. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have executed this Shares Purchase Agreement as of the date and year first written above.


                             MATHIAS E. LUKENS d/b/a WHR
                             PARTNERS


                             By:  /s/ Mathias E. Lukens
                                  ------------------------------
                                       Mathias E. Lukens


                         [SIGNATURES CONTINUED ON NEXT PAGE]


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                             APOLLO INTERNATIONAL OF DELAWARE,
                             INC.


                             By:  /s/ David W. Clarke
                                  -------------------------------
                                    David W. Clarke, President







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